Exhibit 107

Calculation of Filing Fee Tables

FORM F-3

(Form Type)

Zhongchao Inc.

(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares(2)
	Equity	Preferred Shares(3)
	Debt	Debt Securities(4)
	Other	Warrants(5)	457(o)
	Other	Rights(6)
	Other	Units(7)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf				$256,908,000		0.00014760	$37,919.62

Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares(2)
	Equity	Preferred Shares(3)
	Debt	Debt Securities(4)
	Other	Warrants(5)	415(a)(6)							Form F-3	333-256190	May 24, 2021	$4,701.3
	Other	Rights(6)
	Other	Units(7)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf				$43,092,000	(8)(9)
	Total Offering Amounts					$300,000,000			$44,280.00
	Total Fees Previously Paid								$0
	Total Fee Offsets								$4,701.30
	Net Fee Due								$39,578.70

(1)	There are being registered under this Registration Statement such indeterminate number of ordinary shares and preferred shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase ordinary shares, preferred shares and/or debt securities, such indeterminate number of rights to purchase ordinary shares or preferred shares and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate offering price not to exceed $300,000,000. If the Registrant issues any debt securities at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The Registrant may sell any securities it is registering under this Registration Statement separately or as units with the other securities it is registering under this Registration Statement. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security, pursuant to General Instruction II.G of Form F-3 under the Securities Act. No separate consideration will be received for (i) ordinary shares or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred shares registered hereby or (ii) ordinary shares, preferred shares, debt securities, rights and/ or units that may be issued upon exercise of warrants or rights registered hereby, as the case may be.

(2)	Including such currently indeterminate amount of ordinary shares as may be issued from time to time at currently indeterminate prices or upon conversion or exchange of debt securities or preferred shares registered hereby, or upon exercise of warrants or rights registered hereby, as the case may be.

(3)	Including such currently indeterminate amount of preferred share as may be issued from time to time at currently indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be.

(4)	Including such currently indeterminate principal amount of debt securities as may be issued from time to time at currently indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be.

(5)	Including such currently indeterminate number of warrants as may be issued from time to time at currently indeterminate prices.

(6)	Including such currently indeterminate number of rights, including share purchase or subscription rights, as may be issued from time to time at currently indeterminate prices.

(7)	Including such currently indeterminate number of units as may be issued from time to time at currently indeterminate prices. Each unit will represent an interest in two or more securities registered hereby, which may or may not be separable from one another.

(8)	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is hereby registering $43,092,000 of unsold securities (the “Unsold Securities”) previously registered on the Registrant’s prior registration statement on Form F-3 (File No. 333-256190) filed on May 17, 2021 and declared effective on May 24, 2021 (the “Prior Registration Statement”). The registration fee of $4,701.3 previously paid by the Registrant relating to the securities registered under the Prior Registration Statement, for the Unsold Securities, will continue to be applied to those Unsold Securities pursuant to Rule 415(a)(6), and no additional registration fee is being paid as to those Unsold Securities. Pursuant to Rule 415(a)(6), the offering of such Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(9)	Pursuant to Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell Unsold Securities under the Prior Registration Statement until the earlier of (i) the date on which this Registration Statement is declared effective by the Securities and Exchange Commission, and (ii) the date which is 180 days after the third anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). Pursuant to Rule 415(a)(6) under the Securities Act, if on or prior to the Expiration Date the Registrant sells Unsold Securities under the Prior Registration Statement, the Registrant shall file a pre-effective amendment to this Registration Statement to update the amount of Unsold Securities which are being registered under this Registration Statement, and upon effectiveness of this Registration Statement may continue to offer and sell such Unsold Securities under this Registration Statement.